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Exhibit 11 - Computation of Earnings (Loss) Per Common Share

                   TCF FINANCIAL CORPORATION AND SUBSIDIARIES

                Computation of Earnings (Loss) Per Common Share
                  (Dollars in thousands, except per-share data)
                                   (Unaudited)

Computation of Earnings (Loss) Per Common Share            Three Months Ended
  for Statements of Operations:                                  March 31,
- ------------------------------------------------     ---------------------------
                                                          1996          1995
                                                           ----          ----
Income (loss) before extraordinary item               $    26,287   $   (11,639)
Less:  Dividends on preferred stock                           -             678
                                                      -----------   -----------
Income (loss) applicable to common stock before
      extraordinary item                                   26,287       (12,317)
Extraordinary item                                            -            (963)
                                                      -----------   -----------
      Income (loss) applicable to common stock        $    26,287   $   (13,280)
                                                      -----------   -----------
                                                      -----------   -----------

Weighted average number of common and common
      equivalent shares outstanding:
       Weighted average common shares outstanding      35,777,159    34,345,982
       Dilutive effect of stock option plans and
         common stock warrants after application
         of treasury stock method                         209,057         -    (1)
                                                       ----------    ----------

                                                       35,986,216    34,345,982
                                                      -----------   -----------
                                                      -----------   -----------
Earnings (loss) per common share:
      Income (loss) before extraordinary item         $       .73   $      (.36)
      Extraordinary item                                      -            (.03)
                                                      -----------   -----------
       Net income (loss)                              $       .73   $      (.39)
                                                      -----------   -----------
                                                      -----------   -----------

Computation of Fully Diluted Earnings (Loss)
  Per Common Share (2):

Income (loss) before extraordinary item               $    26,287   $   (11,639)
Add:  Interest expense on 7 1/4% convertible
      subordinated debentures                                  83           108
Less:  Dividends on preferred stock                           -             678
                                                      -----------   -----------
Income (loss) applicable to common stock before
      extraordinary item                                   26,370       (12,209)
Extraordinary item                                            -            (963)
                                                      -----------   -----------
      Income (loss) applicable to common stock        $    26,370   $   (13,172)
                                                      -----------   -----------
                                                      -----------   -----------

Weighted average number of common and common
      equivalent shares outstanding:
       Weighted average common shares outstanding      35,777,159    34,345,982
       Dilutive effect of stock option plans and
         common stock warrants after application
         of treasury stock method                         213,801       841,048(3)
       Dilutive effect from assumed conversion of
         7 1/4% convertible subordinated debentures       425,606       582,458(3)
                                                      -----------   -----------
                                                       36,416,566    35,769,488
                                                      -----------   -----------
                                                      -----------   -----------
Earnings (loss) per common share:
      Income (loss) before extraordinary item         $       .72   $      (.34)
      Extraordinary item                                      -            (.03)
                                                      -----------   -----------
       Net income (loss)                              $       .72   $      (.37)
                                                      -----------   -----------
                                                      -----------   -----------


(1)  Effect is anti-dilutive and is therefore excluded from the calculation.

(2) This calculation is submitted in accordance with Regulation S-K Item 601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.

(3) This calculation is submitted in accordance with Regulation S-K Item 601(b)(11) although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an anti-dilutive result.

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